This instrument was prepared by:
           Paul I. Cutler                        -------------------------------
           Florida Power & Light Company         EXECUTED IN 60 COUNTERPARTS OF
           700 Universe Boulevard                WHICH THIS IS COUNTERPART NO. 5
           Juno Beach, Florida 33408             -------------------------------



================================================================================
                          FLORIDA POWER & LIGHT COMPANY

                                       TO

                      DEUTSCHE BANK TRUST COMPANY AMERICAS

                    (FORMERLY KNOWN AS BANKERS TRUST COMPANY)

                     AS TRUSTEE UNDER FLORIDA POWER & LIGHT
                      COMPANY'S MORTGAGE AND DEED OF TRUST,
                          DATED AS OF JANUARY 1, 1944.

                    ONE HUNDRED NINTH SUPPLEMENTAL INDENTURE

                    RELATING TO $400,000,000 PRINCIPAL AMOUNT
                      OF FIRST MORTGAGE BONDS, 5.65% SERIES
                              DUE FEBRUARY 1, 2037


                           DATED AS OF JANUARY 1, 2006

================================================================================

THIS SUPPLEMENTAL INDENTURE HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS, ALL OF WHICH CONSTITUTE BUT ONE AND THE SAME INSTRUMENT. THIS SUPPLEMENTAL INDENTURE HAS BEEN RECORDED IN SEVERAL COUNTIES AND DOCUMENTARY STAMP TAXES AS REQUIRED BY LAW IN THE AMOUNT OF $1,400,000 AND NON-RECURRING INTANGIBLE TAXES AS REQUIRED BY LAW IN THE AMOUNT OF $106,636 WERE PAID ON THE SUPPLEMENTAL INDENTURE RECORDED IN THE PUBLIC RECORDS OF PALM BEACH COUNTY, FLORIDA.

NOTE TO EXAMINER: THE NEW BONDS ("NEW BONDS") BEING ISSUED IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE ARE SECURED BY REAL PROPERTY AND PERSONAL PROPERTY LOCATED BOTH WITHIN FLORIDA AND OUTSIDE OF FLORIDA. THE AGGREGATE FAIR MARKET VALUE OF THE COLLATERAL EXCEEDS THE AGGREGATE PRINCIPAL AMOUNT OF (Y) THE NEW BONDS PLUS (Z) THE OTHER OUTSTANDING BONDS SECURED BY THE MORTGAGE SUPPLEMENTED HEREBY AND ALL PREVIOUS SUPPLEMENTAL INDENTURES THERETO. THE INTANGIBLE TAX HAS BEEN COMPUTED PURSUANT TO SECTION 199.133 (2), FLORIDA STATUTES, BY (I) DETERMINING THE PERCENTAGE OF THE AGGREGATE FAIR MARKET VALUE OF THE COLLATERAL CONSTITUTING REAL PROPERTY SITUATED IN FLORIDA AND BY MULTIPLYING THAT PERCENTAGE TIMES THE PRINCIPAL AMOUNT OF THE NEW BONDS (THE RESULT HEREINAFTER DEFINED AS THE "TAX BASE") AND (II) MULTIPLYING THE TAX RATE TIMES THE TAX BASE.

                    ONE HUNDRED NINTH SUPPLEMENTAL INDENTURE


     INDENTURE, dated as of the 1st day of January, 2006, made and entered into by and between FLORIDA POWER & LIGHT COMPANY, a corporation of the State of Florida, whose post office address is 700 Universe Boulevard, Juno Beach, Florida 33408 (hereinafter sometimes called FPL), and DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), a corporation of the State of New York, whose post office address is 60 Wall Street, 27th Floor, New York, New York 10005 (hereinafter called the Trustee), as the one hundred ninth supplemental indenture (hereinafter called the One Hundred Ninth Supplemental Indenture) to the Mortgage and Deed of Trust, dated as of January 1, 1944 (hereinafter called the Mortgage), made and entered into by FPL, the Trustee and The Florida National Bank of Jacksonville, as Co-Trustee (now resigned), the Trustee now acting as the sole trustee under the Mortgage, which Mortgage was executed and delivered by FPL to secure the payment of bonds issued or to be issued under and in accordance with the provisions thereof, and which Mortgage was incorporated by reference in the One Hundredth Sixth Supplemental Indenture and Mortgage, dated as of September 1, 2004, and recorded in the Rockingham County, New Hampshire Registry of Deeds at Book 4362, Page 1879, reference to which Mortgage and to which One Hundredth Sixth Supplemental Indenture and Mortgage is hereby made, this One Hundred Ninth Supplemental Indenture being supplemental thereto;

     WHEREAS, by an instrument, dated as of April 15, 2002, filed with the Banking Department of the State of New York, Bankers Trust Company effected a corporate name change pursuant to which, effective such date, it is known as Deutsche Bank Trust Company Americas; and

     WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the first series) issued thereunder shall be established by Resolution of the Board of Directors of FPL and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

     WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon FPL by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and FPL may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or FPL may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said first series, by an instrument in writing executed and acknowledged by FPL in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Mortgage shall be situated; and

     WHEREAS, FPL now desires to create the series of bonds described in Article I hereof and to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage; and

     WHEREAS, the execution and delivery by FPL of this One Hundred Ninth Supplemental Indenture, and the terms of the bonds, hereinafter referred to in
Article I, have been duly authorized by the Board of Directors of FPL by appropriate resolutions of said Board of Directors;

          NOW, THEREFORE, THIS INDENTURE WITNESSETH: That FPL, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustee and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect, and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto Deutsche Bank Trust Company Americas, as Trustee under the Mortgage, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all property, real, personal and mixed, acquired by FPL after the date of the execution and delivery of the Mortgage (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned (except any properties heretofore released pursuant to any provisions of the Mortgage and in the process of being sold or disposed of by FPL) or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by FPL and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels, and choses in action; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of FPL in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

     TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which FPL now has or may hereinafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

     IT IS HEREBY AGREED by FPL that, subject to the provisions of Section 87 of the Mortgage, all the property, rights, and franchises acquired by FPL after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted) shall be and are as fully granted and conveyed hereby and as fully embraced within the Lien of the Mortgage and the lien and operation of the One Hundred Sixth Supplemental Indenture and Mortgage, as if such property, rights and franchises were now owned by FPL and were specifically described herein and conveyed hereby.

     PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the Lien and operation of this One Hundred Ninth Supplemental Indenture and from the Lien and operation of the Mortgage, as heretofore supplemented, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel (including Nuclear Fuel unless expressly subjected to the Lien and operation of the Mortgage by FPL in a future Supplemental Indenture), oil and similar materials and supplies consumable in the operation of any properties of FPL; rolling stock, buses, motor coaches, automobiles and other vehicles; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Mortgage; (5) electric energy, gas, ice, and other materials or products generated, manufactured, produced or purchased by FPL for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties; (6) FPL's franchise to be a corporation; and (7) the properties already sold or in the process of being sold by FPL and heretofore released from the Mortgage and Deed of Trust, dated as of January 1, 1926, from Florida Power & Light Company to Bankers Trust Company and The Florida National Bank of Jacksonville, trustees, and specifically described in three separate releases executed by Bankers Trust Company and The Florida National Bank of Jacksonville, dated July 28, 1943, October 6, 1943 and December 11, 1943, which releases have heretofore been delivered by the said trustees to FPL and recorded by FPL among the Public Records of all Counties in which such properties are located; provided, however, that the property and rights expressly excepted from the Lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the

Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

     TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by FPL as aforesaid, or intended so to be, unto Deutsche Bank Trust Company Americas, the Trustee, and its successors and assigns forever.

     IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this One Hundred Ninth Supplemental Indenture being supplemental thereto.

     AND IT IS HEREBY COVENANTED by FPL that all terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of FPL and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property in the same manner and with the same effect as if said property had been owned by FPL at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee, by the Mortgage as a part of the property therein stated to be conveyed.

     FPL further covenants and agrees to and with the Trustee and its successors in said trust under the Mortgage, as follows:

                                   ARTICLE I
                        ONE HUNDRED SIXTH SERIES OF BONDS

     Section 1. (I) There shall be a series of bonds designated "5.65% Series due February 1, 2037", herein sometimes referred to as the "One Hundred Sixth Series", each of which shall also bear the descriptive title First Mortgage Bond, and the form thereof, which shall be established by Resolution of the Board of Directors of FPL, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the One Hundred Sixth Series shall mature on February 1, 2037 and shall be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of FPL, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof); they shall bear interest at the rate of 5.65% per annum, payable semi-annually on February 1 and August 1 of each year (each an "Interest Payment Date") commencing on August 1, 2006; the principal of and interest on each said bond to be payable at the office or agency of FPL in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the One Hundred Sixth Series shall be dated as in Section 10 of the Mortgage provided. The record date for payments of interest on any Interest Payment Date shall be the close of business on (1) the business day immediately preceding such Interest Payment Date so long as the bonds of the One Hundred Sixth Series are in book-entry only form, registered in the name of The Depository Trust Company or any other successor depositary or a nominee thereof or (2) the 15th calendar day immediately preceding each Interest Payment Date if the bonds of the One Hundred Sixth Series are not in book-entry only form, registered in the name of The Depository Trust Company or any other successor depositary or a nominee thereof. Interest on the bonds of the One Hundred Sixth Series will accrue from and including January 18, 2006 to but excluding August 1, 2006 and, thereafter, from and including the last Interest Payment Date to which interest has been paid or duly provided for (and if no interest has been paid on the bonds of the One Hundred Sixth Series, from January 18, 2006) to, but excluding, the next succeeding Interest Payment Date. No interest will accrue on a bond of the One Hundred Sixth Series for the day on which such bond matures. The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the number of days in the period using 30-day calendar months.

     (II) Bonds of the One Hundred Sixth Series shall be redeemable either at the option of FPL or pursuant to the requirements of the Mortgage (including, among other requirements, the application of cash delivered to or deposited with the Trustee pursuant to the provisions of Section 64 of the Mortgage or with proceeds of Released Property) in whole at any time, or in part from time to time, prior to maturity, upon notice, as provided in Section 52 of the Mortgage, mailed at least thirty (30) days prior to the date fixed for redemption (the "Redemption Date"), at a price (the "Redemption Price") equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date plus a premium, if any (the "Make-Whole Premium"). In no event will the Redemption Price be less than 100% of the principal amount of the bonds of the One Hundred Sixth Series being redeemed plus accrued and unpaid interest to the Redemption Date.

     The amount of the Make-Whole Premium with respect to any bond of the One Hundred Sixth Series (or portion thereof) to be redeemed will be equal to the excess, if any, of:

     (1) the sum of the present values, calculated as of the Redemption Date, of:

          a. each interest payment that, but for such redemption, would have been payable on the bond of the One Hundred Sixth Series (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and

          b. the principal amount that, but for such redemption, would have been payable at the final maturity of the bond of the One Hundred Sixth Series (or portion thereof) being redeemed; over

     (2) the principal amount of the bond of the One Hundred Sixth Series (or portion thereof) being redeemed.

     The present values of interest and principal payments referred to in clause
(1) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below) plus 20 basis points.

     The Make-Whole Premium will be calculated by an independent investment banking institution of national standing appointed by FPL; provided that if FPL fails to make such appointment at least 30 days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation will be made by Banc of America Securities LLC or Lehman Brothers Inc. or, if such firms are unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee at the expense of FPL (in any such case, an "Independent Investment Banker").

     For purposes of determining the Make-Whole Premium, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the bonds of the One Hundred Sixth Series to be redeemed, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third business day immediately preceding the applicable Redemption Date.

     The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for the United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

     (III) At the option of the registered owner, any bonds of the One Hundred Sixth Series, upon surrender thereof for exchange at the office or agency of FPL in the Borough of Manhattan, The City of New York, together with a written instrument of transfer wherever required by FPL, duly executed by the registered owner or by his duly authorized attorney, shall (subject to the provisions of Section 12 of the Mortgage) be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

     Bonds of the One Hundred Sixth Series shall be transferable (subject to the provisions of Section 12 of the Mortgage) at the office or agency of FPL in the Borough of Manhattan, The City of New York.

     Upon any exchange or transfer of bonds of the One Hundred Sixth Series, FPL may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but FPL hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the One Hundred Sixth Series.

                                   ARTICLE II
                                DIVIDEND COVENANT

     Section 2. Section 3 of the Third Supplemental Indenture, as heretofore amended, is hereby further amended by inserting the words "or One Hundred Sixth Series" immediately before the words "remain Outstanding".

                                  ARTICLE III
                            MISCELLANEOUS PROVISIONS

     Section 3. Subject to the amendments provided for in this One Hundred Ninth Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this One Hundred Ninth Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

     Section 4. The holders of bonds of the One Hundred Sixth Series consent that FPL may, but shall not be obligated to, fix a record date for the purpose of determining the holders of bonds of the One Hundred Sixth Series entitled to consent to any amendment, supplement or waiver. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     Section 5. The Trustee hereby accepts the trust herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:

     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this One Hundred Ninth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by FPL solely. In general, each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this One Hundred Ninth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this One Hundred Ninth Supplemental Indenture.

     Section 6. Whenever in this One Hundred Ninth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this One Hundred Ninth Supplemental Indenture contained by or on behalf of FPL, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

     Section 7. Nothing in this One Hundred Ninth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this One Hundred Ninth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this One Hundred Ninth Supplemental Indenture contained by or on behalf of FPL shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

     Section 8. The Mortgage, as heretofore supplemented and amended and as supplemented hereby, is intended by the parties hereto, as to properties now or hereafter encumbered thereby and located within the States of Florida, Georgia and New Hampshire, to operate and is to be construed as granting a lien only on such properties and not as a deed passing title thereto.

     Section 9. The mortgage granted in the One Hundred Sixth Supplemental Indenture and Mortgage, dated as of September 1, 2004, in the Seabrook Substation Property (as defined in said One Hundred Sixth Supplemental Indenture and Mortgage), as supplemented hereby, is upon the statutory conditions as defined in New Hampshire Revised Statutes Annotated ss.477:29, and upon the further condition that all covenants and agreements of FPL contained in said One Hundred Sixth Supplemental Indenture and Mortgage and in the Mortgage, as supplemented hereby, shall be kept and fully performed, for any breach of which the Trustee shall have the statutory power of sale as defined in New Hampshire Revised Statutes Annotated ss.477:29.

     Section 10. This One Hundred Ninth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, FPL has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and DEUTSCHE BANK TRUST COMPANY AMERICAS has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents, and its corporate seal to be attested by one of its Vice Presidents, Assistant Vice Presidents, one of its Assistant Secretaries or one of its Associates, all as of the day and year first above written.

                                       FLORIDA POWER & LIGHT COMPANY


                                       By:   /s/ K. Michael Davis
                                          --------------------------------------
                                                 K. Michael Davis
                                          Vice President, Accounting, Controller
                                           and Chief Accounting Officer
                                             9250 West Flagler Street
                                                 Miami, FL 33102


Attest:


           /s/ Paul I. Cutler
-------------------------------------------
               Paul I. Cutler
       Treasurer and Assistant Secretary
            700 Universe Boulevard
              Juno Beach, FL 33408


Executed, sealed and delivered by
 FLORIDA POWER & LIGHT COMPANY
 in the presence of:


       /s/ Amy A. Black
-------------------------------------------


       /s/ Harold J. McCarthy
-------------------------------------------

                                       DEUTSCHE BANK TRUST COMPANY AMERICAS
                                                                As Trustee


                                       By:        /s/ Wanda Camacho
                                          --------------------------------------
                                                      Wanda Camacho
                                                     Vice President
                                                60 Wall Street, 27th Floor
                                                    New York, NY 10005

Attest:


           /s/ Richard L Buckwalter
-------------------------------------------
               Richard L Buckwalter
                  Vice President
             60 Wall Street, 27th Floor
                New York, NY 10005


Executed, sealed and delivered by
 DEUTSCHE BANK TRUST COMPANY AMERICAS
 in the presence of:


     /s/ Jennifer Mayer
-------------------------------------------


     /s/ Luigi Sacramone
-------------------------------------------

STATE OF FLORIDA            )
COUNTY OF PALM BEACH        )   SS.:


     On the 11th day of January, in the year 2006, before me personally came K. Michael Davis, to me known, who, being by me duly sworn, did depose and say that he resides at 1101 N.W. 115th Ave., Plantation, FL 33323; that he is the Vice President, Accounting, Controller and Chief Accounting Officer of FLORIDA POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

     I HEREBY CERTIFY, that on this 11th day of January, 2006, before me personally appeared K. Michael Davis and Paul I. Cutler, respectively, the Vice President, Accounting, Controller and Chief Accounting Officer and the Treasurer and Assistant Secretary of FLORIDA POWER & LIGHT COMPANY, a corporation under the laws of the State of Florida, to me known to be the persons described in and who executed the foregoing instrument and severally acknowledged the execution thereof to be their free act and deed as such officers, for the uses and purposes therein mentioned; and that they affixed thereto the official seal of said corporation, and that said instrument is the act and deed of said corporation.

     K. Michael Davis and Paul I. Cutler produced Florida Driver's License No. D120-513-46-467-0 and Florida Driver's License No. C346-689-59-470 as
identification, respectively.

     WITNESS my signature and official seal at Juno Beach, in the County of Palm Beach, and State of Florida, the day and year last aforesaid.


        /s/ Charlotte Colacino

          Charlotte Colacino
   Notary Public - State of Florida
   My Commission Expires May 1, 2007
         Commission #DD208340
    Bonded By National Notary Assn.

STATE OF NEW YORK           )
COUNTY OF NEW YORK          )   SS:


     On the 10th day of January, in the year 2006, before me personally came Wanda Camacho, to me known, who, being by me duly sworn, did depose and say that she resides at 267 Delano Place, Fairview, New Jersey 07022; that she is a Vice President of DEUTSCHE BANK TRUST COMPANY AMERICAS, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that she signed her name thereto by like order.

     I HEREBY CERTIFY, that on this 10th day of January, 2006, before me personally appeared Wanda Camacho and Richard L Buckwalter, respectively, a Vice President and Vice President of DEUTSCHE BANK TRUST COMPANY AMERICAS, a corporation under the laws of the State of New York, to me known to be the persons described in and who executed the foregoing instrument and severally acknowledged the execution thereof to be their free act and deed as such officers, for the uses and purposes therein mentioned; and that they affixed thereto the official seal of said corporation, and that said instrument is the act and deed of said corporation.

     Wanda Camacho and Richard L Buckwalter produced New Jersey Driver's License No. CO336 77700 57562 and New York State Driver's License No. 981 496 172 as identification, respectively.

     WITNESS my signature and official seal at New York, in the County of New York, and State of New York, the day and year last aforesaid.


                                       /s/ Annie Jaghatspanyan

                                       Annie Jaghatspanyan
                                       Notary Public, State of New York
                                       No 01JA6062022
                                       Qualified in New York County
                                       Commission Expires September 10, 2009